                                                                     EXHIBIT 1.1


                          BMJ Medical Management, Inc.

                             4,000,000 Shares(1)

                                 Common Stock


                            UNDERWRITING AGREEMENT

                                                                 _____ __, 1998


HAMBRECHT & QUIST LLC
RAYMOND JAMES & ASSOCIATES, INC.
VOLPE BROWN WHELAN & COMPANY, LLC
  c/o Hambrecht & Quist LLC
  230 Park Avenue, 21st Floor
  New York, NY 10169

Ladies and Gentlemen:

         BMJ Medical Management, Inc. a Delaware corporation (herein called the Company), proposes to issue and sell 4,000,000 shares of its authorized but unissued Common Stock, $.001 par value (herein called the Common Stock) (said 4,000,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 600,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-35759), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing

-------
   (1) Plus an option to purchase from the Company up to 600,000 additional shares to cover over-allotments.

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with the Commission of such supplement or the effectiveness of such amendment)
such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. Representations and Warranties of the Company.

         (a) The Company hereby represents and warrants as follows:

              (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business, business prospects, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

              (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

              (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

              (iv) The Company has the requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except
          (1) as such enforceability may be limited by nowor hereafter (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity; and (2) as rights to indemnity and contribution may be limited under applicable law; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other material agreement or instrument to which the Company is a party or by which it or any of its properties may

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                                                                              3


          be bound, (ii) the charter or bylaws of the Company, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except as may be required under the Securities Act or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

              (v) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company or any of the Company's properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise which (i) if adversely decided, would (x) result in a material adverse change in the operations, business, financial condition, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, or (y) would materially and adversely affect the Company's properties, assets or rights, (ii) if adversely decided, would prevent consummation of the transactions contemplated hereby, or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations which have not been accurately described in all material respects or referred to in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

              (vi) The Stock, when issued and sold to the Underwriters as provided herein, will be duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein.

              (vii) Ernst & Young, LLP, which has examined the financial statements of the Company, together with the related schedules and notes, as of September 30, 1997 and December 31, 1996 filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are independent accountants within the meaning of the Securities Act and the Rules and Regulations; the audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

              (viii) Except as set forth in the Registration Statement and Prospectus, (A) the Company has valid title to all properties and assets described in the Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a Material Adverse Effect, (B) the agreements to which the Company is a party described in the Prospectus are valid agreements, enforceable against the Company (as applicable) and, to the Company's knowledge, by the Company against the other parties thereto, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors'

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                                                                              4

          rights generally or by general equitable principles and, to their knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and
          (C) the Company has valid and enforceable leases for all properties described in the Prospectus as leased by it, except as the enforcement, thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to own or lease such properties would not have a Material Adverse Effect.

              (ix) The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, except for such taxes or tax assessments, if any, as are being contested in good faith and as to which adequate reserves, to the extent required by GAAP, have been provided; and there is no tax deficiency that has been or, to the best of the Company's knowledge, is reasonably likely to be asserted against the Company that would have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company.

              (x) The Company and its subsidiaries maintain insurance with recognized insurers of the types and in the amounts generally adequate for their respective business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

              (xi) Neither the Company nor any of its subsidiaries is currently involved in any material labor dispute, nor, to the knowledge of the Company, is any material labor dispute threatened which, if such dispute were to occur, would be reasonably likely to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement it imminent.

              (xii) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

              (xiii) The Company has not distributed and will not distribute prior to the later of (A) the Closing Date and (B) completion of the distribution of the Stock any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

              (xiv) The Company has not, at any time, (A) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.



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                                                                              5

              (xv) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.


              (xvi) Each officer, director and beneficial owner of shares of Common Stock has agreed in writing that such person will not, for a period of one hundred eighty (180) days after the date of the Propsectus, sell, offer, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, otherwise than (A) as a bona fide gift or gifts, provided by the donee or donees thereof agree in writing to be bound by this restriction, or (B) with the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters. Furthermore, such person will also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder. The Company has delivered to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and stockholders have agreed not to, sell, offer, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (herein called the Lock-Up Agreements) presently in effect.

              (xvii) Except as set forth in the Registration Statement and Prospectus, (A) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (herein called Environmental Laws) which are applicable to its business, except to the extent that any failure to so comply would not have a Material Adverse Effect, (B) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement, and (C) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

              (xviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and
          (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xix) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, which are required to be disclosed in the Registration Statement or Prospectus and are not so disclosed.

              (xx) Prior to the Closing Date the Stock to be issued and sold by the Company will be authorized and approved for quotation on the Nasdaq National Market upon official notice of issuance.

              (xxi) Except as set forth in the Registration Statement and Prospectus, the Company is in compliance with all laws, Federal, state and local, applicable to its business and has received all necessary licenses and approvals including but not limited to the staff leasing laws of the State of Texas (Tex. Lab. Code Ann. Vernon 1997 Section
          91.001 et. seq.).

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                                                                              6

              (xxii) Neither the Company nor any of its subsidiaries or the Existing Practices or any of their respective officers and directors has engaged in any activities that are prohibited under federal Medicare and Medicaid statutes (which include but are not limited to 42 U.S.C. Sections 1320a-7, 1302a-7(a) and 1320a-7b), the federal CHAMPUS statute, the Federal False Claims Act (31 U.S.C. Section
          3729), or the regulations promulgated pursuant to such federal statutes, or related state or local statutes or regulations or which are prohibited by rules of professional conduct.

              (xxiii) The activities and operations of the Company and its subsidiaries and the Existing Practices comply with the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. Section 1395nn and 42 U.S.C. Section 1396b, and the regulations promulgated pursuant to such statutes, and all similar state or local self-referral statutes and regulations in effect in each state in which each of the Existing Practices is located.

          3. Purchase of the Stock by the Underwriters.

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 4,000,000 shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

          (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 600,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or facsimile notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

        4.  Offering by Underwriters.

        (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

        (b) The information set forth in the last paragraph on the front cover page, the last paragraph of page 2 of the Prospectus and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

        5. Delivery of and Payment for the Stock.

        (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 A.M., New York City time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York l00l9, at 10:00 a.m., New York City time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

        (b) If the option granted by Section 3(c) hereof shall be exercised after 10:00 a.m., New York City time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York l0019 at 10:00 a.m., New York City time, on the third business day after the exercise of such option.

        (c) Payment for the Stock purchased from the Company shall be made to the Company by wire transfer in immediately available funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New

York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. Further Agreements of the Company. The Company covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing, [unless the Company is otherwise advised by counsel that the Company is legally required to file such amendment or supplement] or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b) The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the

Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, or take any other action that would subject it to general service of process or to taxation in respect of doing business. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. (the NASD) of the Registration Statement, any Preliminary Prospectus and the Prospectus,
(ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6,
(iv) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (v) the printing and issuance of stock certificates, including the transfer agent's fees.

         (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and the filing fee of the NASD.

         (k) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plan of the Company (the Option Plan) or upon the exercise of warrants outstanding as of the date hereof, all as described in the footnote to the table under the caption "Capitalization" in the Preliminary Prospectus, (C) options to purchase Common Stock granted under the Option Plan, and (D) Common Stock issued by the Company in connection with certain affiliation transactions, provided that any such transferee agrees to be bound by the terms of the lock-up agreement described in Section 9(j) herein.

         (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (m) The Company has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

7.  Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph(a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

         (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         (f) In addition to its other obligations under this Section 7, the indemnifying parties, hereby agree to reimburse on a quarterly basis any indemnified party for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) or
(b), as applicable, of this Section 7, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7(f) and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         8. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (3) (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

              (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or, to the Company's knowledge, threatened by the Commission.

              (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Cravath, Swaine & Moore, counsel for the Underwriters.

              (c) You shall have received (i) from O'Sullivan Graev & Karabell, LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto;
         (ii) from Proskauer Rose & Goetz Mendelsohn, special health care counsel for the Company, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex B hereto; and
         (iii) if Option Stock is purchased at any date after the Closing Date,

         additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

              (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus,
         (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.

              (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

              (f) You shall have received from Ernst & Young LLC, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

              (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

              (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized and approved for quotation on the Nasdaq National Market.

              (i) On or prior to the Closing Date, you shall have received from all directors, officers, and beneficial holders of more than 5% of the outstanding Common Stock stockholders agreements, in form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i), sell, offer, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, otherwise than as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by this restriction.

              (j) On or prior to the Closing Date, you share have received from the Company a certificate substantially in the form attached hereto as Exhibit A certifying as to the Company's compliance and continued compliance with certain health care laws and regulations.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Cravath, Swaine & Moore, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by Telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, 230 Park Avenue, 21st Floor, New York, NY 10169; and if to the Company, shall be mailed, telegraphed or delivered to it at its office 4800 North Federal Highway, Suite 1040, Boca Raton, Florida 33431, Attention: President. All notices given by telegraph shall be promptly confirmed by letter.

         13. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraph
(k) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                Very truly yours,

                                                BMJ MEDICAL MANAGEMENT, INC.



                                                By __________________________
                                                [Name]
                                                [Title]




The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC
RAYMOND JAMES & ASSOCIATES, INC.
VOLPE BROWN WHELAN & COMPANY, LLC

  By Hambrecht & Quist LLC



By __________________________
      Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS


                  Underwriters                                   Number of
                  ------------                                   Shares to be
                                                                 Purchased
                                                                 ---------

Hambrecht & Quist LLC....................................
Raymond James & Associates Inc...........................
Volpe Brown Whelan & Company, LLC........................












                                                                -----------
         Total...........................................        4,000,000
                                                                ===========

                                     ANNEX A

    Matters to be Covered in the Opinion of O'Sullivan, Graev & Karabell, LLP
                             Counsel for the Company


         1. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) is qualified to do business in the States of Florida, California, Texas and Pennsylvania and
(iii) has the corporate power and authority to own or lease its properties and to conduct its business as described in the prospectus.

         2. Each of the subsidiaries listed on Annex I hereto is (i) a corporation validly existing and in good standing under the laws of the state of its jurisdiction and (ii) is qualified to do business in the states set forth on Annex I.


         3. The Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and to our actual knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         4. To our actual knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not also filed or described.

         5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         6. Based solely on our review of the Restated Certificate, the corporate minute books and the stock transfer books of the Company, the capital stock of the Company (immediately prior to the transactions contemplated by the Underwriting Agreement) consisted of (i) shares of Common Stock, of which shares were issued and outstanding; and (ii) shares of Preferred Stock, of which shares were issued and outstanding; all of such outstanding shares of capital stock have been duly and validly issued and are fully paid and non-assessable.

         7. The Shares have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and the issuance of the Shares is not subject to any preemptive or, to our actual knowledge, similar rights.

         8. To our actual knowledge, all registration rights attached to any of the Company's shares are inapplicable to, or have been duly waived with respect to, the offering contemplated by the Prospectus.


         9. The issue and sale of the Shares and the performance by the Company of its obligations under the Underwriting Agreement will not to our actual knowledge (A) result in a breach or violation of any of the terms or provisions of any agreement or instrument filed as an exhibit to the Registration Statement or (B) result in any violation of the Restated Certificate or by the by-laws of the Company or the provisions of the General Corporation Law of the State of Delaware or any applicable New York or Federal court or governmental agency or body having jurisdiction over the Company or any of its properties (except that we render no opinion herein with respect to the compliance of the indemnification or contribution provisions of the Underwriting Agreement with the Federal securities laws).

         10. No consent, approval, authorization order, of any New York or Federal court or governmental agency or body is required for the sale and issuance of the Shares or the performance by the Company of its obligations under the Underwriting Agreement except such consents, approvals and authorizations, as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws or under the rules of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters.

         11. To our actual knowledge, except as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any property of the Company is subject which are required to be described in the Registration Statement and are not so described.

         12. The statements in the Prospectus under the caption "Management Stock Option Plan," insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters.

         13. The Registration Statement and the Prospectus (except for (A) the financial statements, notes thereto and other financial information and schedules included therein or omitted therefrom as to which we have not been requested to express any opinion and (B) the matters described under the captions "Risk-Factors-Government Regulation." "Business-Federal Law," "Business-State Law" and Business-Federal and State Initiatives" in the Prospectus as to which we express no opinion and as to which you are receiving a separate opinion dated the date hereof from Proskauer Rose LLP (the "Proskauer Opinion")) appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder.

         14. The Shares to be issued and sold to the Underwriters in accordance with the terms of the Underwriting Agreement have been approved for quotation on the Nasdaq National Market subject to official notice of issuance.


         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                     ANNEX B

    Matters to be Covered in the Opinion of Proskauer Rose Goetz & Mendelsohn
                   Special Health Care Counsel for the Company



10. We have acted as special health care regulatory counsel to BMJ Medical Management, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of an aggregate of 4,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), including 600,000 Shares purchased pursuant to the exercise of the over-allotment option set forth in Section 3 of the
         Underwriting Agreement, dated [          ], 1998, among the Company,
         Hambrecht & Quist LLC, Raymond James & Associates, Inc., and Volpe Brown Whelan & Company, LLC (the "Underwriting Agreement"), by the Underwriters named in Schedule 1 of the Underwriting Agreement. This opinion is being delivered to you pursuant to Section 9(c)(ii) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

         Our opinion expressed below is limited to the law of the Commonwealth of Pennsylvania, the States of California and Florida and the Federal Law of the United States, and we do not express any opinion herein concerning any other law.

         Based upon our review of what we believe to be the relevant provisions of federal and state statutes and regulations and, in the case of Florida, the recent draft final order of the State of Florida Board of Medicine (the "Draft Order"), in our opinion, the descriptions of those provisions under the captions "Risk Factors--Government Regulation," "Business--Federal Law," "Business--State Law," and "Business--Federal and State Initiatives" in the Prospectus, although not intended to be complete summaries of such statutes or regulations or the Draft Order, comply as to form in all material respects, with the requirements of Form S-1 and Regulation C.

         This opinion is given to you solely for your benefit and the benefit of the Underwriters represented by you in connection with the issuance of the Prospectus. This opinion may not be relied upon by you or such Underwriters for any other purpose or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose without our express written consent.:

200 We have served only as special health care regulatory counsel to BMJ Medical Management, Inc., a Delaware corporation (the "Company"), and have advised the Company in that capacity in regard to health care regulatory requirements related to certain of its transactions in connection with the issuance and sale by the Company of an aggregate of 4,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), including 600,000 Shares purchased, pursuant to the exercise of the over-allotment option set forth in Section 3 of the
         Underwriting Agreement, dated [          ], 1998 among the Company,
         Hambrecht & Quist, LLC, Raymond James & Associates, Inc., and Volpe Brown Whelan & Company, LLC (the "Underwriting Agreement"), by the Underwriters named in Schedule 1 of the Underwriting Agreement. This opinion is being delivered to you pursuant to Section 9(c)(ii) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

         In our capacity as special health care regulatory counsel, we participated in conferences with certain officers of the Company concerning the preparation of those portions of the Registration Statement and the Prospectus referred to in the next paragraph.

         Although we have not independently verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, and in view of the limitations inherent in our limited engagement we cannot and do not assume responsibility or pass on the accuracy of such statements except to the extent set forth in
         our opinion letter to you dated [          ], 1998, no facts have
         come to our attention that lead us to believe that the statements set forth in the Registration Statement under the captions "Risk Factors-- Government Regulation," "Business--Federal Law," "Business--State Law," and "Business--Federal and State Initiatives," at the time the Registration Statement was declared effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, with respect to the above-specified text captions, at the time the Registration Statement was declared effective, or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     ANNEX C
            Form of Company Certificate on Health Care Law Compliance


         1. To the best knowledge of the Company, the Company is in compliance with the federal and state laws regulating group practices, the corporate practice of medicine, fee splitting and kick backs (the "Health Care Laws");

         2. The Company will use its best efforts to continue to comply with the Health Care Laws and any similar laws that may come into effect from time to time;

         3. The Company, within a reasonable time from the date hereof, will develop and implement a corporate compliance program, which will be structured in light of the United States Sentencing Commission's Federal Sentencing Guidelines Manual and which will include policies substantially similar to the listed policies attached hereto as Exhibit A.


                                                 BMJ Medical Management, Inc.


                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    Exhibit A


PART 1:           General Policies

                  Introduction (Corporate Compliance Policy Statement)
                  Code of Conduct
                  Acknowledgment and Disclosure Regarding the Corporate Compliance Program and the Code of Conduct
                  Duties of Compliance Officers
                  Employee Training Policies and Procedures
                  Reporting of Potential Issues or Areas of Noncompliance Federal and State Government Agency Audits, Interviews and Searches
                  Records Management Policy
                  Drug Free Workplace Policy
                  Confidentiality Policy
                  Procurement Integrity Policy
                  Health Care Human Resources Policy

PART II.          Specific Health Care Policies

         Billing Policies
                  Billing and Reimbursement Policies and Procedures
                  Patient Co-insurance and Deductibles Policies and Procedures Documentation and Preparation of CMNs, Written
                      Confirmation of Verbal Orders and Other Issues Related to Physician Ordering Practices
                  Corporate Policy on Relationships with Billing Agents
                  Medicare reassignment and Waiver of
                  Liability Policies and Procedures
                  Corporate Policy on Billing for Dual Eligible Patients

         Financial Relationships
                  Policy on Joint Ventures
                  Policy on Relationships with Vendors
                  Policy on Contractual and Other Financial Relationships/ Arrangements with Physicians, Other Health Care Providers and Other Sources of patient Referrals
                  Corporate Policy on Participation in Managed Care Networks

         Marketing Policies
                  Policy on Direct-to-Consumer Promotional Activities Policy on Marketing Activities with Sources of patient Referrals
                  Policy on Charitable Contributions and Grants
                  Policy on Compassionate Care

         Operational Policies

                  Hazardous and Medical Waste Disposal Policy